Exhibit 10.21

DEED OF PLEDGE OF RECEIVABLES

DATED September    , 2011

between

LAUREATE EDUCATION, INC.

as Pledgor

and

CITIBANK N.A.

as Pledgee

deed of pledge of receivables - execution version

TABLE OF CONTENTS

Clause		Page

1	DEFINITIONS AND INTERPRETATION	2
2	CREATION OF SECURITY	3
3	REPRESENTATIONS AND WARRANTIES	5
4	UNDERTAKINGS	6
5	ENFORCEMENT	7
6	FURTHER ASSURANCES AND POWER OF ATTORNEY	8
7	TERMINATION	9
8	ASSIGNMENT	10
9	NOTICES	10
10	MISCELLANEOUS	10
11	ACCEPTANCE	11
12	GOVERNING LAW AND JURISDICTION	12

THIS DEED OF PLEDGE OF RECEIVABLES is dated September    , 2011 and made between:

(1)                                 LAUREATE EDUCATION, INC., a corporation formed under the laws of the State of Maryland, United States of America, having its registered offices at 650 S. Exeter Street, Baltimore, Maryland 21202, United States of America (the Pledgor); and

(2)                                 CITIBANK N.A., in its capacity as Collateral Agent for and on behalf of the Lenders under the Credit Agreement and/or in its capacity as sole creditor under each Parallel Debt in both capacities, the Pledgee).

WHEREAS:

(A)                               Reference is made to the credit agreement dated as of August 17, 2007 and amended and restated on June 16, 2011 (the Credit Agreement) by and among the Pledgor as Parent Borrower, Iniciativas Culturales De España S.L. as Foreign Subsidiary Borrower, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P. as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc., Barclays Capital, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC as Joint Lead Arrangers and Bookrunners, and other parties identified therein.

(B)                               Pursuant to section 15 (Parallel debt) of the Credit Agreement, each Borrower has undertaken to pay to the Collateral Agent, acting in its own capacity and not as representative or agent of a Lender, each Parallel Debt.

(C)                               On August 17, 2007, among others first ranking security has been granted in favor of Goldman Sachs Credit Partners L.P. as Collateral Agent under the Credit Agreement by the Pledgor over the Receivables (as defined in the deed) as security for amongst others the obligations of the Borrowers under the Credit Agreement (the Deed of First Ranking Receivables Pledge).

(D)                               Pursuant to a resignation and appointment agreement (the Resignation and Appointment Agreement) dated September    , 2011 by and among the Pledgor and Iniciativas Culturales de España S.L. as Borrowers, Goldman Sachs Credit Partners L.P. as resigning administrative agent and resigning collateral agent and Citibank, N.A. as successor administrative agent and successor collateral agent, Goldman Sachs Credit Partners L.P. in its capacity as Collateral Agent under the Credit Agreement has been replaced by Citibank N.A. and the Parallel Debt has been assigned from Goldman Sachs Credit Partners L.P. to Citibank N.A.

(E)                                Notwithstanding the fact that, following the replacement of the Collateral Agent pursuant to the Resignation and Appointment Agreement, the Deed of First Ranking Receivables Pledge will continue to secure (amongst others) the obligations of the Borrowers under the Credit Agreement, the Pledgor has agreed to grant a second priority right of pledge (pandrecht tweede in rang) over the Receivables (as defined in this Deed) in favor of the Pledgee as security for the Secured Obligations (as defined in this Deed).

IT IS AGREED as follows:

1                                         DEFINITIONS ANO INTERPRETATION

1.1                               Definitions

1.1.1                     Capitalized terms used but not defined in this Deed (including its recitals and the Schedules) shall have the same meaning given thereto in the Credit Agreement.

1.1.2                     In this Deed (including its recitals and the Schedules):

Corresponding Debt means any amounts owing from time to time by the Borrowers to the Lenders under the Credit Agreement or any U.S. Obligations Secured Hedge Agreement or Foreign Obligations Secured Hedge Agreement.

C.V. means Fleet Street International Universities C.V., a limited partnership (commanditaire vennootschap) formed under Dutch law and having its registered office at Amsteldijk 166, Box 42, 1079 LH Amsterdam, the Netherlands and registered with the trade register under number 34205525.

Deed means this deed of pledge of receivables.

Enforcement Event means a default by any Borrower in the performance of the Secured Obligations (whether in whole or in part) provided that such default constitutes an Event of Default.

First Ranking Right of Pledge means the first priority right of pledge created pursuant to the Deed of First Ranking Receivables Pledge by and among the Pledgor as pledgor, the Company as company and, pursuant to the Resignation and Appointment Agreement and a deed of assumption of contract by and between among others the Pledgee and the Pledgor dated on or about the date hereof, the Pledgee as pledgee.

Party means a party to this Deed.

Right of Pledge means each right of pledge created by this Deed in accordance with Clause 2 (Creation of security).

Receivables means any and all rights and claims (vorderingsrechten) (including but not limited to a right of recourse (regres) or subrogation (subrogatie)) whether present or future, whether actual or contingent, of the Pledgor against the C.V.

Secured Obligations means any and all obligations and liabilities consisting of monetary payment obligations (verbintenissen tot betaling van een geldsom) of each Borrower to the Pledgee, whether present or future, whether actual or contingent, whether as primary obligor or as surety, whether for principal, interest, costs or otherwise under or in connection with the Parallel Debt (and if at the time of the creation of a Right of Pledge, or at any time thereafter, the Corresponding Debt owed to the Pledgee cannot be validly secured through the Parallel Debt, any amount which each Borrower owes to a Secured Party under or in connection with the Credit Documents shall be the Secured Obligation).

1.2                               Interpretation

1.2.1                     Unless a contrary indication appears, any reference in this Deed (including its recitals and the Schedules) to:

(a)                                 a Clause or a Schedule shall, subject to any contrary indication, be construed as a reference to a clause or a schedule of this Deed;

(b)                                 this Deed, the Credit Agreement, or any other agreement or instrument includes all amendments, supplements, novations, restatements or re-enactments (without prejudice to any prohibition thereto) however fundamental and of whatsoever nature to this Deed, the Credit Agreement, or other agreement or instrument and includes without limitation (i) any increase or reduction in any amount available under the Credit Agreement (as amended, supplemented, novated, restated or re-enacted) or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used, (ii) any facility provided in substitution of or in addition to the facilities originally made available thereunder, (iii) any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing, and (iv) any combination of the foregoing and the Secured Obligations include such amendments, supplements, novations, restatements or re-enactments (whether or not anticipated);

(c)                                  person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, partnership or other entity (whether or not having separate legal personality) or two or more of the foregoing;

(d)                                 the Pledgee, the Pledgor, the C.V. or any other person includes its successors in title, permitted assigns and permitted transferees; and

(e)                                  a provision of law is a reference to that provision as amended or re-enacted.

1.2.2                     Clause and Schedule headings are for ease of reference only.

1.2.3                     Schedules form an integral part of this Deed.

1.2.4                     In this Deed (including its recitals and the Schedules), words and expressions importing the singular shall, where the context permits or requires, include the plural and vice versa and words and expressions importing the masculine shall, where the context permits or requires, include the feminine and neuter and vice versa.

1.2.5                     An Enforcement Event shall constitute a verzuim (as meant in Section 3:248 (1) of the Dutch Civil Code) in the performance of the Secured Obligations or any part thereof, without any dun (aanmaning), summons (sommatie) or notice of default (ingebrekestelling) being sent or required.

2                                         CREATION OF SECURITY

2.1                               Undertaking

The Pledgor agrees with the Pledgee and undertakes to create or, as the case may be, to create in advance (bij voorbaat) a second priority disclosed right of pledge (openbaar pandrecht tweede in rang) over each of its Receivables as security for the Secured Obligations.

2.2                               Right of Pledge

2.2.1                     Pursuant to Clause 2.1 (Undertaking), The Pledgor grants to the Pledgee:

(a)                                 a second priority disclosed right of pledge (openbaar pandrecht tweede in rang) over (i) its Receivables which exist at the date of registration of this Deed with respect to the Foreign Obligations, and (ii) sixty-five percent (65%) of its Receivables with respect to the U.S. Obligations; and

(b)                                 to the extent the Receivables consist of future Receivables a second priority disclosed right of pledge (openbaar pandrecht tweede in rang) is granted in advance (bij voorbaat) over (i) all future Receivables with respect to the Foreign Obligations, and (ii) sixty-five percent (65%) of all future Receivables with respect to the U.S. Obligations, as security for the Secured Obligations.

2.2.2                     By signing this Deed for acknowledgement, the C.V. acknowledges to have been duly informed of the Right of Pledge created on the Receivables pursuant to this Deed within the meaning of Section 3:94 juncto Section 3:236 of the Dutch Civil Code.

2.2.3                     By signing this Deed for acknowledgment, each of Laureate Education International Limited, and Fleet Street International Universities Holdings LLC, in their capacity as partner of the C.V. and together with the Pledgor constituting all partners of the C.V., confirm their prior consent to the creation of the Right of Pledge on the Receivables.

2.3                               Perfection

2.3.1                     The Pledgee is entitled:

(a)                                 to present this Deed and any other document pursuant to this Deed for registration to any office, registrar or governmental body (including the Dutch tax authorities) in any jurisdiction; and

(b)                                 to serve any notice to the C.V. or any other person,

as the Pledgee deems necessary or desirable to protect its interests.

2.3.2                     In accordance with Section 3:246 (1) of the Dutch Civil Code and subject to the First Ranking Right of Pledge, only the Pledgee is entitled to collect and receive payment of the Receivables which are subject to a Right of Pledge and to exercise all rights of the Pledgor vis-à-vis the C.V. Without prejudice to its entitlement to collect and receive payment and to exercise its rights, the Pledgee authorizes the Pledgor to collect and receive payment from the C.V.

2.3.3                     The authorization granted by the Pledgee to the Pledgor pursuant to Clause 2.3.2 may be terminated by the Pledgee upon the occurrence of an Event of Default which is continuing by giving notice thereof to the Pledgor.

2.4                               General

2.4.1                     Each Right of Pledge includes all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Receivables.

2.4.2                     To the extent that the Receivables are (or shall be) subject to a right of pledge (other than the First Ranking Right of Pledge) or other encumbrance taking priority over a Right of Pledge, nevertheless that Right of Pledge will have been (or will be) created with the highest possible rank available at that time. Until notification of a Right of Pledge in accordance with Clause 2.2.2 (Right of Pledge) and provided that this Deed is registered with the Dutch tax authorities, that Right of Pledge constitutes an undisclosed right of pledge (stil pandrecht) over the Receivables.

2.4.3                     Each Right of Pledge is in addition to, and shall not in any way be prejudiced by any other security (whether by contract or statute) now or subsequently held by any Credit Party. The rights of the Pledgee under this Deed are in addition to and not in lieu of those provided by law.

2.4.4                     If at the time of the creation of a Right of Pledge, or at any time thereafter, the Corresponding Debt owed to the Pledgee cannot be validly secured through the Parallel Debt, such Corresponding Debt itself shall be the Secured Obligations.

3                                         REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants, on the date of this Deed and on each date of a drawdown under the Credit Agreement, for the benefit of the Pledgee that:

(a)                                 it is a company duly incorporated and validly existing under the State of Maryland, United States of America, having its registered offices at 650 S. Exeter Street, Baltimore, Maryland 21202, United States of America;

(b)                                 all authorizations required (including all necessary corporate authorizations) in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Deed have been obtained or effected (as appropriate) and are in full force and effect;

(c)                                  the execution, delivery and performance of this Deed and the granting of the Right of Pledge do not and will not contravene:

i.	any law, rule or regulation or any judgment, decree or order of any tribunal; or

ii.	any provision of its organizational documents or other constitutional document; or

iii.	any agreement or instrument which is binding upon the Pledgor or to which any of its assets is bound or affected or constitute a default thereunder;

(d)                                 it has not taken any corporate action nor have any other steps or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or reorganization or for the appointment of a bankruptcy trustee, administrator or similar officer of it or of any or all of its assets or revenues in any jurisdiction;

(e)                                  save for the First Ranking Right of Pledge, it holds full and exclusive title (titel) to the Receivables and has the authority and the power to create the Right of Pledge;

(f)                                   the Right of Pledge is a second ranking right of pledge (pandrecht tweede in rang);

(g)                                  the Receivables:

i.                            have, save for the First Ranking Right of Pledge and the Right of Pledge, not been encumbered with limited rights (beperkte rechten) or otherwise;

ii.                       are not subject to any attachment (beslag);

iii.                      have not been transferred or, save for the First Ranking Right of Pledge and the Right of Pledge, encumbered in advance (bij voorbaat) to any third party;

iv.                     are capable of being transferred, assigned and encumbered with limited rights (beperkte rechten); and

v.                        are not subject to any option or similar right;

(h)                                 save for the First Ranking Right of Pledge and Right of Pledge, the Pledgor has not agreed to grant any right or to do such acts as set forth in Clause 6.1 (g) in respect of the Receivables; and

(i)                                     it has provided the Pledgee with all information and documentation regarding the Receivables, which the Pledgor understands or should be aware is important to the Pledgee.

4                                         UNDERTAKINGS

4.1                               General

The undertakings in this Clause 4 remain in force from the date of this Deed until each Right of Pledge is terminated in accordance with Clause 7 (Termination).

4.2                               Receivables

Unless permitted under the Credit Agreement, the Pledgor shall not:

(a)                                 transfer, assign, pledge, make subject to a limited right (beperkt recht) or otherwise encumber the Receivables (other than pursuant to the First Ranking Right of Pledge);

(b)                                 release (kwijtschelden) or waive (afstand doen van) the Receivables;

(c)                                  waive any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Receivables;

(d)                                 agree with a court composition or an out-of-court composition (gerechtelijk of buitengerechtelijk akkoord) or enter into any settlement agreement in respect of the Receivables;or

(e)                                  perform any act which adversely affects or may adversely affect the Receivables or any Right of Pledge,

without the prior written consent of the Pledgee.

4.3                               Information

4.3.1                     The Pledgor shall promptly inform the Pledgee of an occurrence of an event that may be relevant to the Pledgee with respect to the Receivables or adversely affects or may adversely affect any Right of Pledge.

4.3.2                     The Pledgor shall promptly notify in writing, at its own costs, the existence of this Deed and each Right of Pledge to any relevant person (including without limitation, the court process server (deurwaarder), the bankruptcy trustee (curator), the administrator (bewindvoerder) or similar officer in any jurisdiction) and shall promptly send to the Pledgee a copy of the relevant correspondence and the underlying documentation.

4.3.3                     The Pledgor shall at the Pledgee’s first request provide the Pledgee with all information and with copies of all relevant documentation relating to the Receivables and allow the Pledgee to inspect its administrative records in respect of the Receivables.

5                                         ENFORCEMENT

5.1                               Enforcement

5.1.1                     Upon the occurrence of an Enforcement Event and subject to the First Ranking Right of Pledge, the Pledgee shall have the right to enforce any Right of Pledge in accordance with Dutch law and any other applicable law and may take all (legal) steps and measures which it deems necessary or desirable and the Pledgor shall co-operate with the Pledgee in any way which the Pledgee deems necessary or desirable for the enforcement of that Right of Pledge.

5.1.2                     The Pledgee shall not be obliged to give notice of a sale of the Receivables to the Pledgor, the C.V., holders of a limited right (beperkt recht) or persons who have made an attachment (beslag) on the Receivables, as required by Sections 3:249 and 3:252 of the Dutch Civil Code.

5.1.3                     Subject to the First Ranking Right of Pledge and upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enter into court compositions or out-of-court compositions (gerechtelijke of buitengerechtelijke akkoorden) and to cast a vote in connection with such compositions or to enter into any settlement agreement regarding the Receivables with the C.V. or any other person.

5.2                               Enforcement waivers

5.2.1                     The Pledgee shall not be obliged to give notice of a sale of the Receivables to the Pledgor, debtors, holders of a limited right (beperkt recht) or persons who have made an attachment (beslag) on the Receivables, as required by Sections 3:249 and 3:252 of the Dutch Civil Code.

5.2.2                     The Pledgor waives its rights to make a request to the court:

(a)                                 as referred to in Section 3:251 (1) of the Dutch Civil Code to determine that the Receivables shall be sold in a manner deviating from the provisions of Section 3:250 of the Dutch Civil Code; and

(b)                                 as referred to in Section 3:246 (4) of the Dutch Civil Code to collect and receive payment of the Receivables after such authorisation has been terminated in accordance with Clause 2.3.3 (Perfection).

5.2.3                     The Pledgor waives its rights to demand that the Pledgee:

(a)                                 shall first enforce any security granted by any other person, pursuant to Section 3:234 of the Dutch Civil Code; or

(b)                                 shall first proceed against or claim payment from any other person or enforce any guarantee, before enforcing any Right of Pledge.

The Pledgor waives its rights under Sections 3:233 (2) and 6:139 of the Dutch Civil Code.

5.2.4                     The Pledgor waives its rights to set-off (verrekenen) its claims (if any) against the Pledgee under or in connection with this Deed against the Secured Obligations.

5.3                               Application of monies

Subject to the mandatory provisions of Dutch law on enforcement, all monies received or realized by the Pledgee in connection with the enforcement of any Right of Pledge shall be applied by the Pledgee in accordance with section 11.15 (Allocation of Payments) of the Credit Agreement.

6                                         FURTHER ASSURANCES AND POWER OF ATTORNEY

6.1                               Further assurances

6.1.1                     If no valid right of pledge is created pursuant to this Deed in respect of any Receivable, the Pledgor irrevocably and unconditionally undertakes to pledge to the Pledgee such Receivable as soon as it becomes available for pledging, by way of supplementary agreements, supplemental deeds or other instruments on the same (or similar) terms of this Deed.

6.1.2                     The Pledgor further undertakes to execute any instrument, provide such assurances and do all acts and things as may be necessary or desirable for:

(a)                                 perfecting or protecting the security created (or intended to be created) by this Deed;

(b)                                 preserving or protecting any of the rights of the Pledgee under this Deed;

(c)                                  preserving or protecting the Pledgee’s interest in the Receivables;

(d)                                 ensuring that any Right of Pledge and the undertakings and obligations of the Pledgor under this Deed shall inure to the benefit of any successor, transferee or assignee of the Pledgee;

(e)                                  facilitating the collection, appropriation or realisation of the Receivables or any part thereof in the manner contemplated by this Deed; or

(f)                                   exercise of any power, authority or discretion vested in the Pledgee under this Deed.

6.2                               Subordination of recourse or subrogation claims

6.2.1                     The Pledgor subordinates (stelt achter) in favour of the Pledgee any rights or claims which it may acquire by way of recourse or subrogation in connection with this Deed and the Pledgor shall not receive or collect payment and waives any right of payment in connection with such rights or claims until the Secured Obligations have been irrevocably and unconditionally been paid in full.

6.2.2                     If the Pledgor receives any sum which pursuant to Clause 6.2.1 should not have been paid to it, the Pledgor shall promptly pay an amount equal to that receipt or recovery to the Pledgee for application towards the Secured Obligations in accordance with Clause 5 (Enforcement).

6.3                               Power of attorney

6.3.1                     The Pledgor irrevocably and unconditionally appoints the Pledgee as its attorney (gevolmachtigde) for as long as any of the Secured Obligations are outstanding for the purposes of:

(a)                                 doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Pledgor itself could do, execute, sign or register in relation to the Receivables; and

(b)                                 executing, signing, perfecting, doing and (if required) registering every such further document, act or thing as is referred to in this Clause 6.

6.3.2                     It is expressly agreed that the appointment under Clause 6.3.1 will only be exercised by the Pledgee in case of an Event of Default or if the Pledgor has not acted in accordance with this Deed and is given with full power of substitution and also applies to any situation where the Pledgee acts as the Pledgor’s counterparty (Selbsteintritt) within the meaning of Section 3:68 of the Dutch Civil Code or as a representative of the Pledgor’s counterparty.

7                                         TERMINATION

7.1                               Continuing

7.1.1                     Each Right of Pledge shall remain in full force and effect, until all Secured Obligations have been irrevocably and unconditionally paid in full (to the Pledgee’s satisfaction) and no new Secured Obligations will arise (to the Pledgee’s satisfaction) unless terminated by the Pledgee pursuant to Clause 7.2 (Termination by Pledgee).

7.1.2                     In case a Right of Pledge is terminated the Pledgee shall at the request and expense of the Pledgor provide written evidence to the Pledgor to that effect.

7.2                               Termination by Pledgee

The Pledgee is entitled to:

(a)                                 terminate by notice (opzeggen); or

(b)                                 waive (afstand doen),

a Right of Pledge, in respect of all or part of the Receivables and all or part of the Secured Obligations and in respect of the Pledgor. The Pledgor agrees in advance to any waiver (afstand van recht) granted by the Pledgee under this Clause 7.2.

8                                         ASSIGNMENT

8.1                               No assignment – Pledgor

The Pledgor shall not assign or transfer any of its rights and obligations under this Deed without the prior written consent of the Pledgee.

8.2                               Assignment – Pledgee

8.2.1                     The Pledgee may transfer, assign or pledge any of its rights and obligations under this Deed in accordance with the Credit Agreement and the Pledgor, to the extent legally required, irrevocably cooperates or consents in advance (verleent bij voorbaat medewerking of geeft bij voorbaat toestemming) to such transfer, assignment or pledge. If the Pledgee transfers, assigns or pledges its rights under the Secured Obligations (or a part thereof), the Pledgor and the Pledgee agree that each Right of Pledge shall follow pro rata parte the transferred, assigned or pledged rights under the Secured Obligations (as an ancillary right (nevenrecht) to the relevant transferee, assignee or pledgee).

9                                         NOTICES

Any communication to be made under or in connection with this Deed shall be made in accordance with the relevant provision of the Credit Agreement.

10                                  MISCELLANEOUS

10.1                        Costs

All costs, charges, expenses and taxes shall be payable by the Pledgor in accordance with the relevant provisions of the Credit Agreement.

10.2                        Evidence of debt

As to the existence and composition of the Secured Obligations, a written statement by the Pledgee made in accordance with its books shall, save for manifest error, constitute conclusive evidence (dwingend bewijs), it being understood that in the event of a disagreement with respect thereto, the Pledgee shall be authorized to exercise its right of enforcement under his Deed.

10.3                        No liability Pledgee

Except for its gross negligence (grove nalatigheid) or willful misconduct (opzet), the Pledgee shall not be liable vis-à-vis the Pledgor for not (or not completely) collecting or recovering or selling the Receivables and/or any loss or damage resulting from any collecting or recovering or selling the Receivables or arising out of the exercise of or failure to exercise any of its powers under this Deed or for any other loss of any nature whatsoever in connection with the Receivables or this Deed.

10.4                        Severability

10.4.1              If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect:

(a)                                 the validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)                                 the validity or enforceability in other jurisdictions of that or any other provision of this Deed.

10.4.2              The Pledgor and the Pledgee agree that they will negotiate in good faith to replace any provision of this Deed which may be held unenforceable with a provision which is enforceable and which is as similar as possible in substance to the unenforceable provision.

10.5                        No rescission

The Pledgor waives, to the fullest extent permitted by law, its rights:

(a)                                 to rescind (ontbinden) this Deed in whole or in part pursuant to Section 6:265 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law;

(b)                                 to suspend (opschorten) any of its obligations under this Deed pursuant to Section 6:52, 6:262 and 6:263 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law; and

(c)                                  to nullify (vernietigen) this Deed pursuant to Section 6:228 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law.

10.6                        No waiver

No delay or omission by the Pledgee in the exercise of any power or right under this Deed will impair such power or right or be construed as a waiver thereof or of the event giving rise to such power of right and no waiver of any past event shall be construed to be a waiver of any power or right accruing to this Deed by reason of any future event.

10.7                        Amendment and embodiment

This Deed shall not be amended, modified or rescinded except in writing when duly signed by authorized signatories of the Pledgor and the Pledgee. Any amendment, addendum and appendix so signed shall constitute part of this Deed.

10.8                        Counterparts

This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

11                                  ACCEPTANCE

The Pledgee accepts each Right of Pledge and all stipulations, covenants, undertakings, waivers, authorities and powers pursuant to this Deed.

12                                  GOVERNING LAW AND JURISDICTION

12.1                        Governing law

This Deed (including this Clause 12) shall be governed by Dutch law.

12.2                        Jurisdiction

12.2.1              The court (rechtbank) of Amsterdam, the Netherlands has exclusive jurisdiction to settle at first instance any dispute arising out of or in connection with this Deed (Including a dispute regarding the existence, validity or termination of this Deed) (a Dispute).

12.2.2              Each Party agrees that the court (rechtbank) of Amsterdam, the Netherlands is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary.

12.2.3              This Clause 12.2 is for the benefit of the Pledgee only. As a result, the Pledgee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Pledgee may take concurrent proceedings in any number of jurisdictions.

12.3                        Acceptance governing law power of attorney

If a Party is represented by an attorney in connection with the execution of this Deed or any agreement or document pursuant this Deed:

(a)                                 the existence and extent of the authority of; and

(b)                                 the effects of the exercise or purported exercise of that authority by,

(c)                                  that attorney is governed by the law designated in the power of attorney pursuant to which that attorney is appointed and such choice of law is accepted by the other Party.

This Deed has been entered into on the date stated at the beginning of this Deed.

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Signature page(s) follow

SIGNATURE PAGE

Pledgee

CITIBANK N.A.

/s/ Caesar W. Wyszomirski		/s/ Caesar W. Wyszomirski
By: Caesar W. Wyszomirski		By:
Title: Vice President		Title:

Pledgor

LAUREATE EDUCATION, INC.

/s/ Robert W. Zentz
By:	Robert W. Zentz
Title:	Senior Vice President, Secretary and General Counsel

Signed for acknowledgement

FLEET STREET INTERNATIONAL UNIVERSITIES C.V.,
represented by its sole managing partner (beherend vennoot)
FLEET STREET INTERNATIONAL UNIVERSITY HOLDINGS L.L.C.,

/s/ Robert W. Zentz
By:	Robert W. Zentz
Title:	Vice President

LAUREATE EDUCATION INTERNATIONAL LTD.

/s/ Robert W. Zentz
By:	Robert W. Zentz
Title:	Vice President

FLEET STREET INTERNATIONAL UNIVERSITY HOLDINGS L.L.C.

/s/ Robert W. Zentz
By:	Robert W. Zentz
Title:	Vice President